Exhibit 99.(a)(1)(C)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA NOTICE OF WITHDRAWAL

NOTICE OF WITHDRAWAL OF TENDER
REGARDING SHARES HELD IN

BUSINESS DEVELOPMENT CORPORATION OF
AMERICA

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED DECEMBER 14, 2021

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS
NOTICE OF WITHDRAWAL MUST BE RECEIVED BY BUSINESS
DEVELOPMENT CORPORATION OF AMERICA EITHER BY HAND-
DELIVERY OR MAIL BEFORE, 11:59 P.M. EASTERN TIME,

ON FEBRUARY 10, 2022, UNLESS THE OFFER IS
EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A
PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO:

Business Development Corporation of America

C/O DST SYSTEMS, INC.

STE. 219943

430 W. 7TH STREET
KANSAS CITY, MO 64105

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY
BUSINESS DEVELOPMENT CORPORATION OF AMERICA AT THE ADDRESS ABOVE.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA NOTICE OF WITHDRAWAL	TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED December 14, 2021

LADIES AND GENTLEMEN:

The undersigned hereby withdraws the tender of its Shares to Business Development Corporation of America (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated                   , 20__.

This tender was in the amount of:                         Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as appeared on subscription agreement	FOR INDIVIDUAL INVESTORS AND JOINT TENANTS
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)

FOR OTHER INVESTORS
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)
Date (mm/dd/yyyy)